SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     December 19, 2003

BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number:   0-27478

Delaware	36-3228107

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(773) 380-3000

Exhibit Index on Page 2

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 5.	Other Events

           Bally Total Fitness announced today that, on December 19, 2003, it completed the second and final phase of the liquidation of a portfolio of approximately $500 million of previously written-down receivables valued at approximately $37 million for $9 million. The Company will record a non-cash pretax charge of approximately $28 million in the fourth quarter of fiscal 2003 as a result of this sale.

Item 7.	Financial Statements and Exhibits

c. Exhibits

99 Press Release dated December 22, 2003

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: December 22, 2003	/s/ John W. Dwyer

John W. Dwyer
Executive Vice President and Chief Financial Officer
(principal financial officer)